Exhibit 3.156

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:59 PM 05/02/2018
FILED 03:59 PM 05/02/2018
SR 20183279477 - File Number 6146823

CERTIFICIATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
FORESTER OPCO, LLC

The undersigned, being duly authorized to execute and file this Certificate of Amendment to Certificate of Formation for the purpose of amending the Certificate of Formation pursuant to the Section 18-202 of the Limited Liability Company Act of the State of Delaware does hereby certify as follows:

FIRST

The name of the limited liability company is Forester Opco, LLC (the “Company”).

SECOND

Article 1 of the Certificate of Formation of the Company is hereby deleted in its entirety and amended to read in full as follows:

1. The name of the limited liability company is Hillstone Permian Reagan, LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to Certificate of Formation as of May 2, 2018.

By:	/s/ Sean D. Hawkins
Name:	Sean D. Hawkins
Title:	Vice President and Corporate Secretary